CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-291574 on Form S-6 of our report dated December 22, 2025, relating to the financial statement of FT 12661, comprising UBS Yield at a Reasonable Price: Equity Advisory Group 2025, Series 5, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 22, 2025